                                                                  Exhibit 10(ii)

     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post Effective Amendment No. 6 to the Registration Statement No. 33-85442 of New England Variable Annuity Separate Account (the "Separate Account") of New England Life Insurance Company, (the "Company") of our reports dated April 17, 1998 and February 17, 1998, on the financial statements of the Separate Account and the Company, respectively, (which expressed unqualified opinions and, with respect to the Company, includes an explanatory paragraph referring to the change in the basis of accounting and the change in corporate organization) for the years December 31, 1997 and 1996 appearing in:

     i) the Statement of Additional Information included herein, which is part of such Registration Statement, and

     ii) the Statement of Additional Information dated May 1, 1998 as filed in Post Effective Amendment No. 5 to the Registration Statement
         No. 33-85442 which is incorporated by reference in this Post Effective Amendment No. 6 to the Registration Statement No. 33-85442.

     We also consent to the reference to us under the heading "Experts" in such Statements.



     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     June 26, 1998